U.S. Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2005
STARTEK, INC.

(Exact name of Registrant as specified in its charter) }

DELAWARE	1-12793	84-1370538

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Garfield Street, Denver, Colorado 80206

(Address of principal executive offices; zip code)
(303) 399-2400

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
New Facility Leases
On December 29, 2005, StarTek Canada Services, Ltd. (StarTek Canada), a subsidiary of StarTek, Inc., entered into a facility lease agreement with The Corporation of the City of Thunder Bay (Thunder Bay Corp.) to lease approximately 33,000 square feet of space in Thunder Bay, Ontario, Canada. Base rental payments of approximately $182 thousand Canadian per year plus taxes and other fees, currently estimated to total approximately $143 thousand Canadian per year, are due monthly in equal installments. StarTek, Inc. has guaranteed the payments under this lease agreement in the event of default by StarTek Canada. The lease provides for an initial term of seven years commencing April 1, 2006 and StarTek Canada has the option to extend the lease term for two additional periods of three years each under the same terms and conditions as the original lease except that the base rent will be adjusted to approximately $139 thousand Canadian plus taxes and other fees.
Also on December 29, 2005, StarTek Canada entered into a facility lease agreement with Agers Holdings, Ltd. (Agers Holdings), to lease approximately 41,000 square feet of space in Hawkesbury, Ontario, Canada for base fixed rent of approximately $277 thousand Canadian plus taxes and other fees of $84 thousand Canadian per year, payable in equal monthly installments. The lease commences on April 1, 2006, for a term of 6 years. StarTek Canada has the option to extend the lease term for two additional periods of three years each under the same terms and conditions as the original lease except that the base rent will be adjusted to approximately $185 thousand Canadian.
StarTek will use the leased premises under both new leases as call centers to provide business process management services.
Accelerated Vesting of Stock Options
The Board of Directors of StarTek, Inc. (the “Board of Directors”) has approved the amendment of certain options outstanding under the StarTek, Inc. Stock Option Plan wherein all options with an exercise price of $21.80 and above were accelerated and vested immediately, effective December 30, 2005. This action resulted in accelerating the vesting on 143,860 previously unvested employee stock options with a weighted average exercise price of $28.92 per share. Of the 143,860 options that were accelerated on December 30, 2005, 112,500 options with a weighted average exercise price of $28.34 per share were held by executive officers of StarTek, Inc. The purpose of this action was to eliminate future compensation expense that StarTek, Inc. would otherwise have recognized upon implementation of Statement of Financial Accounting Standards Number 123R (SFAS 123R), Share-Based Payment, which would require the company to expense the fair value of employee stock options over the period during which employees are required to provide services in exchange for equity instruments. The Board of Directors believe that it is in the best interest of shareholders to minimize future compensation expense associated with stock options upon the adoption of SFAS 123R.
ITEM 9.01 Financial Statements and Exhibits

10.63	Facility lease agreement between StarTek Canada Services, Ltd. and The Corporation of the City of Thunder Bay
10.64	Facility lease agreement between StarTek Canada Services, Ltd. and Agers Holdings, Ltd.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: January 5, 2006	By:	/s/ Rodd Granger

Rodd Granger
Executive Vice President and Chief Financial Officer

Exhibit Index

10.63	Facility lease agreement between StarTek Canada Services, Ltd. and The Corporation of the City of Thunder Bay
10.64	Facility lease agreement between StarTek Canada Services, Ltd. and Agers Holdings, Ltd.